Exhibit 99.1

Bradford Walton 415-254-7168, bradford.walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Brandon Potthoff 303-460-2120, bpotthof@ball.com Media Contact: Emma Wood 720-244-3865, emma.wood@ball.com

Ball Announces CFO Departure

WESTMINSTER, Colo., May 22, 2025 – Ball Corporation (NYSE: BALL) today announced that Howard Yu, the company’s chief financial officer, will be stepping down from his role effective June 30, 2025, pursuant to a mutual agreement. The departure is not related to any disagreement with the company on any matter relating to its accounting practices, financial statements, internal controls or operations.

“We appreciate Howard’s contributions during his tenure as chief financial officer. Under his leadership the company strengthened its balance sheet and delivered on its financial commitments to shareholders. We thank him for nearly two years of dedicated service, value the discipline he instilled across the organization, and wish him every success in his future endeavors.”  said Daniel W. Fisher, chairman and chief executive officer.

The company has appointed Daniel Rabbitt as interim chief financial officer until a permanent successor is named and will update shareholders as appropriate.

Mr. Rabbitt currently serves as senior vice president of corporate planning and development, a role he has held since 2016. During his tenure with Ball, he has successfully closed more than 25 strategic transactions, including acquisitions, investments, joint ventures and dispositions. Mr. Rabbitt also previously served as vice president and general manager of Ball’s Aerosol business. Most of his Ball career has been in executive management roles working closely with Ball’s chief executive officer and its board of directors. Prior to joining Ball, he was chief financial officer and co-founder of Mountain Union Telecom, LLC.

The company reaffirms its previously issued full-year comparable diluted earnings per share growth outlook of 11-14%, and is positioned to generate strong free cash flow, increase EVA and continue long-term return of value to shareholders in 2025.

Additional details can be found in the company’s recently filed Form 8-K.

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers. Ball Corporation employs 16,000 people worldwide and reported 2024 net sales of $11.80 billion, which excludes the divested aerospace business. For more information, visit www.ball.com, or connect with us on LinkedIn or Instagram.

Forward-Looking Statement

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," “will,” “believe,” “continue,” “goal” and similar expressions

Exhibit 99.1

typically identify forward looking statements, which are generally any statements other than statements of historical fact. For example, the forward-looking statements in this news release include statements relating to our plans, objectives and commitments. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball's Form 10-K, which are available on Ball's website and at www.sec.gov. Additional factors that might affect: a) Ball's packaging segments include product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods; footprint adjustments and other manufacturing changes, including the opening and closing of facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; unfavorable mandatory deposit or packaging laws; customer and supplier consolidation; power and supply chain interruptions; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass-through increased costs; war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on Ball's supply chain and its ability to operate in Europe, the Middle East and Africa regions generally; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and orders affecting goods produced by Ball or in its supply chain, including imported raw materials; and b) Ball as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Federal Drug Administration and other actions or public concerns affecting products filled in Ball's containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats; litigation; strikes; disease; pandemic; labor cost changes; inflation; rates of return on assets of Ball's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies; reduced cash flow; interest rates affecting Ball's debt; successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball's operating results and business generally.